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                                                                    EXHIBIT 23.4


CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We consent to the reference in this Registration Statement on Form S-3 for the registration of 833,595 shares of the common stock of F.N.B. Corporation of our report dated January 24, 1997, included as Exhibit 99.3 to F.N.B. Corporation's Current Report on Form 8-K dated July 2, 1999, with respect to our audit of the consolidated financial statements of West Coast Bancorp, Inc. for the year ended December 31, 1996. We also consent to the reference to our firm as experts under the caption, "Experts."



                                 /s/ PRICEWATERHOUSECOOPERS LLP
                                 PRICEWATERHOUSECOOPERS LLP

Tampa, Florida
February 23, 2000